Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Kelley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Reports 2005 Fourth Quarter and Year End Results

~  Record Quarterly Revenues of $1.59 Billion

~  GAAP and Non GAAP Fourth Quarter Diluted EPS of $0.41

FREMONT, CA —January 11, 2006 —SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, today announced financial results for the fourth quarter and fiscal year ended November 30, 2005.

For the fourth quarter of fiscal 2005, revenues increased by 11% to $1.59 billion compared to $1.44 billion for the quarter ended November 30, 2004. Net income from continuing operations for the fourth quarter decreased 17% to $12.4 million, or $0.40 per share, compared with $15.0 million, or $0.49 per share in the prior year quarter.

Net income on a non-generally accepted accounting principles, or Non-GAAP, basis for the fourth quarter of fiscal 2005 was $12.7 million, or $0.41 per share, compared with net income of $13.1 million, or $0.43 per share in prior year quarter.

For the year ended November 30, 2005, revenues increased by 10% to $5.64 billion, compared to $5.15 billion for the year ended November 30, 2004. Net income from continuing operations for the year decreased 14% to $39.6 million, or $1.27 per share, compared with $46.1 million, or $1.53 per share for fiscal 2004.

Net income on a Non-GAAP basis was $42.2 million, or $1.36 per share for fiscal 2005, compared with net income of $43.3 million, or $1.44 per share in the prior year.

“We are pleased with our results and solid execution for the fourth quarter of fiscal 2005,” said Robert Huang, President and Chief Executive Officer. “Excellent performance by our US and Canadian distribution teams enabled us to deliver results higher than initial expectations. We are encouraged by our current momentum and look forward to generating improved returns in fiscal 2006.”

Fourth Quarter Financial Notes:

•	Distribution revenues were $1.47 billion, an increase of 15% over the prior year quarter.

•	Contract assembly revenues were $127.0 million, in-line with fourth quarter expectations.

•	Income from continuing operations was $24.4 million, or 1.53% of revenues, versus $23.1 million, or 1.60% of revenues in the prior year quarter. Income from continuing operations, excluding approximately $610,000 in expense associated with the completion of our secondary offering during the quarter, was $25.0 million, or 1.57% of revenues.

•	Income from distribution continuing operations was $21.4 million, or 1.46% of revenues, versus $19.0 million, or 1.49% of revenues in the prior year quarter. Income from distribution continuing operations, excluding the aforementioned secondary offering expenses, was $22.0 million, or 1.50% of revenues.

•	Income from assembly continuing operations was $3.0 million, or 2.34% of revenues, versus $4.1 million, or 2.53% of revenues in the prior year quarter. Income from assembly continuing operations, excluding the aforementioned secondary offering expenses, was $3.0 million, or 2.37% of revenues.

•	Fourth quarter depreciation and amortization were $1.2 million and $1.0 million, respectively. Fourth quarter capital expenditures were approximately $1.5 million.

•	Off-balance sheet borrowings totaled approximately $274.8 million at November 30, 2005.

First Quarter Fiscal 2006 Outlook:

The following statements are based on the Company’s current expectations for the first quarter of fiscal 2006. The outlook amounts do not include any impact of stock option expensing and special charges or restructuring amounts that could be incurred. These statements are forward looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.42 billion to $1.47 billion.

•	Net income is expected to be in the range of $10.2 million to $10.9 million.

•	Earnings per share are expected to be in the range of $0.33 to $0.35.

The effect of stock option and other related non-cash compensation expense will approximate $0.02 per share in the first quarter of fiscal 2006.

The calculation of earnings per share for the first quarter of fiscal 2006 is based on an approximate weighted average diluted share count of 31.2 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 9:00 a.m. (PST). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-814-1919 in North America or 703-639-1363 outside North America. The confirmation code for the call is 831075. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until January 25, 2006.

About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services, demand generation marketing and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Use Of Non-GAAP Financial Information

The Non-GAAP data contained in this release are included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles, or GAAP. The Non-GAAP financial measures enable investors to analyze the base financial and operating performance of the Company and facilitate period-to-period comparisons and analysis of operating trends. Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company, exclude restructuring charges, non-operating settlement gains or losses, results associated with the Company’s discontinued Japan operations, gains or losses, including foreign exchange, in the Company’s equity investment in MCJ Co. Ltd. and other infrequent or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and Non-GAAP in this release is contained in the attached financial summary.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our expectations as to generating improved returns in fiscal 2006, our expectations of our revenues, net income and earnings per share for the first quarter of fiscal 2006, and expectations regarding our expenses for the first quarter of fiscal 2006, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended August 31, 2005 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

SYNNEX and the SYNNEX logo are trademarks of SYNNEX Corporation or its subsidiaries and should be treated as such. All rights reserved. All other company names mentioned herein are trademarks of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	November 30, 2005	November 30, 2004
Assets
Current assets:
Cash and cash equivalents	$13,636	$28,726
Restricted cash	—	2,020
Short-term investments	27,985	5,051
Accounts receivable, net	342,322	372,604
Receivable from vendors, net	82,721	69,033
Receivable from affiliates	5,177	1,970
Inventories	494,617	408,346
Deferred income taxes	15,445	17,645
Other current assets	10,908	7,599

Total current assets	992,811	912,994
Property and equipment, net	33,713	33,851
Goodwill and intangible assets	43,004	48,722
Deferred income taxes	4,781	1,421
Other assets	8,179	2,709

Total assets	$1,082,488	$999,697

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under term loans and lines of credit	$28,548	$74,996
Accounts payable	448,339	386,638
Payable to affiliates	85,871	68,977
Accrued liabilities	68,619	62,611
Other current liabilities	6,085	—
Income taxes payable	4,820	2,837

Total current liabilities	642,282	596,059
Long-term borrowings	1,153	13,074
Long-term liabilities	840	17,772
Deferred income taxes	988	1,054

Total liabilities	645,263	627,959

Minority interest in subsidiaries	—	2,082

Stockholders’ equity:
Preferred stock	—	—
Common stock	29	28
Additional paid-in-capital	161,195	145,423
Unearned stock-based compensation	(1,644)	—
Accumulated other comprehensive income	12,701	12,086
Retained earnings	264,944	212,119

Total stockholders’ equity	437,225	369,656

Total liabilities and stockholders’ equity	$1,082,488	$999,697

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended November 30, 2005	Three Months Ended November 30, 2004	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2004
Revenue	$1,593,088	$1,440,815	$5,640,769	$5,150,447
Cost of revenue	1,526,198	1,379,555	5,402,211	4,935,075

Gross profit	66,890	61,260	238,558	215,372
Selling, general and administrative expenses	42,501	38,150	159,621	137,712

Income from continuing operations before non-operating items, income taxes and minority interest	24,389	23,110	78,937	77,660
Interest expense and finance charges, net	5,928	2,793	17,036	7,959
Other (income) expense, net	(1,058)	(16)	(1,559)	900

Income from continuing operations before income taxes and minority interest	19,519	20,333	63,460	68,801
Provision for income taxes	7,105	5,342	23,912	23,091
Minority interest in subsidiary	—	(56)	(58)	(376)

Income from continuing operations	12,414	15,047	39,606	46,086
Income from discontinued operations, net of tax	—	205	511	479
Gain on sale of discontinued operations, net of tax	385	—	12,708	—

Net Income	$12,799	$15,252	$52,825	$46,565

Diluted earnings per share from continuing operations	$0.40	$0.49	$1.27	$1.53

Diluted earnings per share	$0.41	$0.50	$1.70	$1.55

Diluted weighted average common shares outstanding	31,103	30,711	31,131	30,111

The following tables reconcile GAAP to Non GAAP financial information

1. Operating Expenses Reconciliation:

	Three Months Ended November 30, 2005	Three Months Ended November 30, 2004	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2004
Operating Expenses - GAAP	$42,501	$38,150	$159,621	$137,712
Canadian restructuring charges	—	—	(2,482)	—
Secondary offering expenses	(610)	—	(610)	—

Operating Expenses - Non GAAP	$41,891	$38,150	$156,529	$137,712

2. Income from Distribution Continuing Operations Reconciliation:

	Three Months Ended November 30, 2005	Three Months Ended November 30, 2004	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2004
Income from Distribution Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$21,421	$19,006	$65,912	$63,255
Canadian restructuring charges	—	—	2,482	—
Secondary offering expenses	561	—	561	—

Income from Distribution Continuing Operations before non-operating items, income taxes and minority interest - Non GAAP	$21,982	$19,006	$68,955	$63,255

3. Income from Contract Assembly Continuing Operations Reconciliation:

	Three Months Ended November 30, 2005	Three Months Ended November 30, 2004	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2004
Income from Contract Assembly Continuing Operations before non- operating items, income taxes and minority interest - GAAP	$2,968	$4,104	$13,025	$14,405
Canadian restructuring charges	—	—	—	—
Secondary offering expenses	49	—	49	—

Income from Contract Assembly Continuing Operations before non- operating items, income taxes and minority interest - Non GAAP	$3,017	$4,104	$13,074	$14,405

4. Operating Income Reconciliation:

	Three Months Ended November 30, 2005	Three Months Ended November 30, 2004	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2004
Income from Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$24,389	$23,110	$78,937	$77,660
Canadian restructuring charges	—	—	2,482	—
Secondary offering expenses	610	—	610	—

Income from Continuing Operations before non-operating items, income taxes and minority interest - Non GAAP	$24,999	$23,110	$82,029	$77,660

5. Net Income Reconciliation:

	Three Months Ended November 30, 2005	Three Months Ended November 30, 2004	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2004
Net Income - GAAP	$12,799	$15,252	$52,825	$46,565
Canadian restructuring charges, net of tax	—	—	1,605	—
Secondary offering expenses, net of tax	384	—	384	—
Canadian line of credit expenses, net of tax	519	—	519	—
Penalty on early debt payment, net of tax	—	—	333	—
Income from discontinued operations, net of tax	—	(205)	(511)	(479)
Gain on Japan investment, net of tax	(642)	—	(204)	—
Gain on sale of Japan, net of tax	(385)	—	(12,708)	—
Tax valuation adjustment	—	(1,971)	—	(1,971)
Gain on settlement of UK Acquisition, net of tax	—	—	—	(784)

Net Income - Non GAAP	$12,675	$13,076	$42,243	$43,331

6. Diluted Earnings Per Share Reconciliation:

	Three Months Ended November 30, 2005	Three Months Ended November 30, 2004	Fiscal Year Ended November 30, 2005	Fiscal Year Ended November 30, 2004
Diluted Earnings Per Share - GAAP	$0.41	$0.50	$1.70	$1.55
Canadian restructuring charges, net of tax	—	—	0.05	—
Secondary offering expenses, net of tax	0.01	—	0.01	—
Canadian line of credit expenses, net of tax	0.02	—	0.02	—
Penalty on early debt payment, net of tax	—	—	0.01	—
Income from discontinued operations, net of tax	—	(0.01)	(0.02)	(0.02)
Gain on Japan investment, net of tax	(0.02)	—	(0.01)	—
Gain on sale of Japan, net of tax	(0.01)	—	(0.40)	—
Tax valuation adjustment	—	(0.06)	—	(0.06)
Gain on settlement of UK Acquisition, net of tax	—	—	—	(0.03)

Diluted Earnings Per Share - Non GAAP	$0.41	$0.43	$1.36	$1.44